SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2008

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Lake Road
Dayville, CT 06241
(Address of Principal Executive Offices) (Zip Code)

(860) 779-2800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2008, United Natural Foods, Inc. (the “Company”) entered into severance agreements with certain of its officers, including Michael S. Funk, the Company’s President and Chief Executive Officer, and Mark E. Shamber, the Company’s Vice President and Chief Financial Officer.  The following summary of the material terms of the severance agreements is qualified in its entirety by reference to the actual agreements, the form of which is attached to this Form 8-K as Exhibit 10.55.  The severance agreements executed by Mr. Funk and Mr. Shamber are attached as Exhibits 10.56 and 10.57, respectively, to this Form 8-K.

Termination Benefits

In the event that the employee’s employment with the Company (or any of its subsidiaries) is terminated for Cause, death or Disability, or the employee resigns for other than Good Reason (each such capitalized term, as defined in the severance agreement), the Company is obligated to pay to the employee any unpaid base salary and accrued and unpaid vacation as of the date of termination or resignation; provided, that with respect to a termination for Cause, the Company is entitled to withhold any compensation due to the employee as a partial offset against any damages suffered by the Company as a result of the employee’s actions.

In the event that either (a) the employee’s employment with the Company (or any of its subsidiaries) is terminated for reasons other than Cause, death or Disability or (b) the employee resigns for Good Reason, in addition to the payment of any unpaid base salary and accrued and unpaid vacation, the Company is required to continue to provide the employee with his or her base salary and medical benefits in effect as of the date of termination or resignation for one year following the effective date of the termination or resignation, subject to applicable withholding and deductions and restrictions under applicable law, including under Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.  In addition, if such termination or resignation takes place on or within one year after a Change in Control (as defined in the severance agreement), subject to any limitations imposed by applicable law, all of the employee’s outstanding equity awards will vest and, if applicable, become exercisable.

Employee Covenants

Each severance agreement contains certain confidentiality and noncompetition restrictions and assignment of inventions provisions applicable to the employee.  The noncompetition restrictions extend for one year following the termination or resignation of the employee and prohibit the employee from engaging in business activities with certain of the Company’s competitors.

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

10.55	Form of 2008 Severance Agreement

10.56	Severance Agreement between the Registrant and Michael S. Funk, dated April 1, 2008.

10.57	Severance Agreement between the Registrant and Mark E. Shamber, dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Natural Foods, Inc.

By:   /s/ Mark E. Shamber
Mark E. Shamber
Vice President and Chief Financial Officer

Date:  April 7, 2008